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                             ESCAGENETICS CORPORATION
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                                     Exhibit 21

                             Subsidiaries of Registrant


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
 Name of Subsidiary              State of Incorporation      Doing Business As
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
 PHYTOpharmaceuticals, Inc.      California                  PHYTOpharmaceuticals, Inc.*
 SRE ESCAgenetics Corporation    California                  SRE ESCAgenetics Corporation*
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     * This company is currently dormant